Rule 424(b)(5)
                                                               333-26425

SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 22, 1996
(To Prospectus dated November 23, 1994)


                                 CWMBS, INC.
                                  Depositor

                               INDYMAC, INC./*/
                          Seller and Master Servicer

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-A

                         -------------------------

     This Supplement relates to the offering by the Seller of the Class B-2 and Class B-3 Certificates of the Series referenced above. This Supplement does not contain complete information about the offering of the Class B-2 and Class B-3 Certificates. Additional information is contained in the Prospectus Supplement dated January 22, 1996 (the "Prospectus Supplement") prepared in connection with the offering of the Offered Certificates of the Series referenced above and in the Prospectus of the Depositor dated November 23, 1994 (the "Prospectus"). Prospective purchasers are urged to read this Supplement, the Prospectus Supplement and the Prospectus in full.

     As of August 25, 1997 (the "Certificate Date"), the Class Certificate Balances of the Class B-2 and Class B-3 Certificates were approximately $3,230,437 and $2,018,900, respectively.

     THE CLASS B-2 AND CLASS B-3 CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS B-2 NOR CLASS B-3 CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CLASS B-2 AND CLASS B-3 CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR
                    THE PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

     The Class B-2 and B-3 Certificates offered hereby will be purchased by Greenwich Capital Markets, Inc. (the "Underwriter") from the Seller and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The weighted average of the proceeds to the Seller from the sale of the Class B-2 and Class B-3 Certificates is expected to be approximately 95.891% of the aggregate principal balance of such Certificates as of the Certificate Date, before deducting sale expenses payable by the Seller.

     The Class B-2 and Class B-3 Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that the Class B-2 and Class B-3 Certificates will be delivered at the offices of the Underwriter in Greenwich, Connecticut, on or about August 28, 1997 and are subsequently expected to be available for transfer through the facilities of The Depository Trust Company.


                       GREENWICH CAPITAL MARKETS, INC.


AUGUST 28, 1997

     UNTIL NINETY DAYS AFTER THE DATE OF THIS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS B-2 AND CLASS B-3 CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     This Supplement is qualified in its entirety by reference to the detailed information appearing in the accompanying Prospectus Supplement and Prospectus. Certain capitalized terms used in this Supplement are defined in the Prospectus Supplement or the Prospectus.



/*/ On July 1, 1997, Independent National Mortgage Corporation changed its name to IndyMac, Inc.


                              THE MORTGAGE POOL

     As of August 1, 1997 (the "Reference Date"), the Mortgage Pool included approximately 424 Mortgage Loans having an aggregate Stated Principal Balance of approximately $123,551,857.

     The  following   table  summarizes   the  delinquency  and   foreclosure
experience of the Mortgage Loans as of the Reference Date.


                                                                                                                As of
                                                                                                           August 1, 1997
Total Number of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  424
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
     30-59 days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 3.07%
     60-90 days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 0.94%
     91 days or more (excluding pending foreclosures) . . . . . . . . . . . . . . . . . . . . .                 0.24%
Total Delinquencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 4.25%
Foreclosures Pending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1.65%
Total Delinquencies and foreclosures pending  . . . . . . . . . . . . . . . . . . . . . . . . .                 5.90%

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.


     Four of the Mortgage Loans have been converted to REO as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.


                         SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

     IndyMac, Inc. will continue to act as Master Servicer under the Agreement.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1994, December 31, 1995, December 31, 1996 and June 30, 1997 on approximately $6.8 billion, $9.4 billion, $11.1 billion and $11.6 billion, respectively, in outstanding principal balance of conventional mortgage loans master serviced by the Master Servicer. IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:


                                                                          As of                                As of
                                                                      December 31,                            June 30,
                    					     ----------------------------------		      ---------
                                                             1994           1995           1996                 1997
							     ----	    ----	   ----		       --------
Total Number of Conventional Mortgage Loans in
     Portfolio  . . . . . . . . . . . . . . . . . .         30,803         53,101         68,209               72,652
Delinquent Mortgage Loans and Pending Foreclosures
     at Period End(1):
          30-59 days  . . . . . . . . . . . . . . .           0.83%           2.30%         2.39%              2.28%
          60-89 days  . . . . . . . . . . . . . . .           0.13            0.42          0.52               0.50%
90 days or more (excluding pending foreclosures)  .           0.09            0.38          0.81               0.94%
     Total Delinquencies  . . . . . . . . . . . . .           1.05%           3.10%         3.72%              3.72%
							      ======	      =====	    ======	       ======
Foreclosures pending  . . . . . . . . . . . . . . .           0.07            0.30          0.65%              0.75%
							      ------	      -----	    ------	       ------
Total delinquencies and foreclosures pending  . . .           1.12%           3.40%         4.37%              4.47%
							      ======	      =====	    ======	       ======

______________
(1)  As a percentage of the total number of loans master serviced.


           DESCRIPTION OF THE CLASS B-2 AND CLASS B-3 CERTIFICATES

     The Class B-2 and Class B-3 Certificates are Subordinated Certificates. To the extent funds are available therefor, the Class B-2 and Class B-3
Certificates  will be  entitled  to receive  interest in  the  amount of  the
Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class B-2 and Class B-3 Certificates are allocated amounts received in respect of principal on the Mortgage Loans based on the Subordinated Principal Distribution Amount as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Subordinated Principal Distribution Amount". Distributions of principal of the Subordinated
Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until the respective Class Certificate
Balances thereof have been reduced to zero. Realized Losses will be allocated to the Class B-2 and Class B-3 Certificates as described in the Prospectus Supplement under "Description of the Certificates -- Allocation of Losses". Additional information relating to distributions of certain unscheduled payments in respect of principal (including, but not limited to, partial principal prepayments and principal prepayments in full) are set forth in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of the Certificate Date, the Class Certificate Balances of the Class B-2 and Class B-3 Certificates were approximately $3,230,437 and $2,018,900, respectively, evidencing beneficial ownership interests of approximately 2.61% and 1.63%, respectively, in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $107,485,690 and evidenced in the aggregate a beneficial
ownership interest of  approximately 87.00%  in the  Trust Fund.   As of  the
Certificate Date, the Class B-1, Class B-4, Class B-5 and Class B-6 Certificates had aggregate principal balances of $8,479,775, $968,639, $484,811 and $883,604, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 6.86%, 0.78%, 0.39% and 0.72%, respectively, in the Trust Fund. The Class B-4, Class B-5 and Class B-6 Certificates are the only Certificates supporting the Class B-3 Certificates. For additional information with respect to the Class B-2 and Class B-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     The  most   recent  monthly  statement   that  has  been   furnished  to
Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.



REVISED STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations --
Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Pool consists of one Mortgage Loan with the following characteristics:



                                                                                                                      Remaining
                                                                            Original Term                              Term to
                                                     Adjusted Net            to Maturity           Loan Age           Maturity
    Principal Balance        Mortgage Rate           Mortgage Rate           (in Months)          (in Months)        (in months)
    -----------------	     -------------	     -------------	     -----------	  -----------	     -----------
$123,551,856.72              8.8077376004%           8.4237376004%               360                  22                 338



(ii) the Mortgage  Loan prepays at the specified constant percentages of SPA,
(iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced on or after the Reference Date,
(iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement under "Description of the Certificates -- Principal" without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls on or after the Reference Date and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date,
(vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the Revised Structuring Assumptions as set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (ix) the closing date of the sale of the Class B-2 and Class B-3 Certificates is August 29, 1997 (x) the Seller is not required to repurchase or substitute for any Mortgage Loan on or after the Reference Date and (xi) the Master Servicer does not, on or after the Reference Date, exercise any option to repurchase any Mortgage
Loans described in the Prospectus Supplement under "Description of the Certificates -- Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the table herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 150% SPA assumes prepayment rates will be 0.3% per annum in month one, 0.6% per annum in month two, and increasing by 0.3% in each succeeding month until reaching a rate of 9.0% per annum in month 30 and remaining constant at 9.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.



                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

DECREMENT TABLES

     The following tables indicate the percentage of the Certificate Date Principal Balance of the Class B-2 and Class B-3 Certificates, respectively, that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions.
However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


    PERCENT OF CLASS B-2 AND CLASS B-3 CERTIFICATES BALANCE OUTSTANDING/*/


Distribution Date                                                      Percentages of SPA
-----------------						     -----------------------
                                                 0%                 150%            300%             450%              600%
                                   					     ----------      		 ------------	   ----------	       ----------	      ------------
Initial . . . . . . . . . . . . . . .          100%                 100%            100%             100%              100%
August 1998 . . . . . . . . . . . . .           99%                  99%             99%              99%               99%
August 1999 . . . . . . . . . . . . .           98%                  98%             98%              98%               98%
August 2000 . . . . . . . . . . . . .           97%                  97%             97%              97%               97%
August 2001 . . . . . . . . . . . . .           96%                  95%             93%              91%               89%
August 2002 . . . . . . . . . . . . .           95%                  90%             85%              80%               75%
August 2003 . . . . . . . . . . . . .           94%                  85%             76%              67%               52%
August 2004 . . . . . . . . . . . . .           92%                  78%             65%              53%               33%
August 2005 . . . . . . . . . . . . .           91%                  70%             53%              39%               20%
August 2006 . . . . . . . . . . . . .           89%                  63%             43%              28%               13%
August 2007 . . . . . . . . . . . . .           87%                  56%             34%              20%                8%
August 2008 . . . . . . . . . . . . .           85%                  50%             28%              14%                5%
August 2009 . . . . . . . . . . . . .           83%                  44%             22%              10%                3%
August 2010 . . . . . . . . . . . . .           80%                  39%             18%               7%                2%
August 2011 . . . . . . . . . . . . .           78%                  34%             14%               5%                1%
August 2012 . . . . . . . . . . . . .           75%                  30%             11%               4%                1%
August 2013 . . . . . . . . . . . . .           72%                  26%              9%               2%                0%
August 2014 . . . . . . . . . . . . .           68%                  23%              7%               2%                0%
August 2015 . . . . . . . . . . . . .           64%                  19%              5%               1%                0%
August 2016 . . . . . . . . . . . . .           60%                  17%              4%               1%                0%
August 2017 . . . . . . . . . . . . .           56%                  14%              3%               1%                0%
August 2018 . . . . . . . . . . . . .           51%                  12%              2%               0%                0%
August 2019 . . . . . . . . . . . . .           46%                   9%              2%               0%                0%
August 2020 . . . . . . . . . . . . .           40%                   8%              1%               0%                0%
August 2021 . . . . . . . . . . . . .           33%                   6%              1%               0%                0%
August 2022 . . . . . . . . . . . . .           26%                   4%              1%               0%                0%
August 2023 . . . . . . . . . . . . .           19%                   3%              0%               0%                0%
August 2024 . . . . . . . . . . . . .           11%                   1%              0%               0%                0%
August 2025 . . . . . . . . . . . . .            2%                   0%              0%               0%                0%
August 2026 . . . . . . . . . . . . .            0%                   0%              0%               0%                0%
August 2027 . . . . . . . . . . . . .            0%                   0%              0%               0%                0%
					      ------		   -------	  -------	   --------	     --------
Weighted Average Life (years)** . . .         19.40                12.24            9.25             7.75              6.51
					      ======		   =======	  =======	   ========	     ========

_____________________
 *   Rounded to the nearest whole percentage.
** Determined as specified in the Prospectus Supplement under "Weighted Average Lives of the Offered Certificates."

                              CREDIT ENHANCEMENT

     As  of the  Reference Date,  the  Special Hazard  Loss Coverage  Amount,
Bankruptcy  Loss  Coverage  Amount  and  Fraud  Loss  Coverage   Amount  were
approximately $1,603,468, $125,000 and $4,927,284, respectively.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective purchasers of the Class B-2 and Class B-3 Certificates should consider carefully the income tax consequences of an investment in the Class B-2 and Class B-3 Certificates discussed under "Certain Federal Income Tax Consequences" in the Prospectus Supplement and in the Prospectus. Such purchasers should also consult their own tax advisors with respect to those consequences.


                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class B-2 and Class B-3 Certificates should consider carefully the ERISA consequences of an investment in the Class B-2 and Class B-3 Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-2 and Class B-3 Certificates originally did not qualify for purposes of the Exemption, PTCE 83-1, or any other issued exemption under ERISA.


                                   RATINGS

     The Class B-2 and Class B-3 Certificates are currently rated "A" and "BBB," respectively, by Fitch Investors Service, Inc. See "Ratings" in the Prospectus Supplement.


                               USE OF PROCEEDS

     The Seller intends to use the net proceeds from the sale of the Class B-2 and Class B-3 Certificates for general corporate purposes.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an agreement between the Seller and the Underwriter, the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Seller the Class B-2 and Class B-3 Certificates. Distribution of the Class B-2 and Class B-3 Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Class B-2 and Class B-3 Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts.

     The Underwriter intends to make a secondary market in the Class B-2 and Class B-3 Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Class B-2 and Class B-3 Certificates will develop or, if it does develop, that it will continue.

     The Seller has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                                       EXHIBIT 1


                                                      Mortgage Rates(1)
--------------------------------------------------------------------------------------------------------------------------------
                                                   Number of                                  Aggregate           Percent of
               Range of                             Mortgage                          Principal Balance             Mortgage
          Mortgage Rates (%)                           Loans                                Outstanding                 Pool
--------------------------------------------------------------------------------------------------------------------------------
             7.501 - 7.750                                 3                           $      1,063,112                 0.86    %
             7.751 - 8.000                                 4                                  1,207,665                 0.98
             8.001 - 8.250                                24                                  7,514,510                 6.08
             8.251 - 8.500                                66                                 19,544,144                15.82
             8.501 - 8.750                               122                                 36,403,975                29.45
             8.751 - 9.000                               108                                 32,278,087                26.13
             9.001 - 9.250                                46                                 12,943,876                10.48
             9.251 - 9.500                                35                                  8,904,071                 7.21
             9.501 - 9.750                                 8                                  1,654,710                 1.34
            9.751 - 10.000                                 7                                  1,918,623                 1.55
            10.751 - 11.000                                1                                    119,084                 0.10
 						-------------				------------------------------------------
                 Total                                   424                             $   123,551,857               100.00    %
 						=============				==========================================


1)   As of the Reference Date, the weighted average Mortgage
     Rate of the Mortgage Loans is expected to be approximately 8.808%.


                                              Original Loan-to-Value Rations(1)
--------------------------------------------------------------------------------------------------------------------------------
                                                   Number of                                 Aggregate            Percent of
                                                    Mortgage                         Principal Balance              Mortgage
   Original Loan-to-Value Ratios (%)                   Loans                               Outstanding                  Pool
----------------------------------------------------------------------------------------------------------------------------------
            60.00 and Below                               52                            $   17,003,288                 13.76 %
             60.01 - 65.00                                18                                 6,317,091                  5.11
             65.01 - 70.00                                48                                13,947,665                 11.29
             70.01 - 75.00                                98                                28,615,023                 23.16
             75.01 - 80.00                               144                                40,978,187                 33.18
             80.01 - 85.00                                 5                                 1,241,303                  1.00
             85.01 - 90.00                                33                                 8,701,660                  7.04
             90.01 - 95.00                                26                                 6,747,640                  5.46
						-------------				--------------------------------------------
                 Total                                   424                              $123,551,857                100.00 %
						=============				============================================


1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 74.23%.


                                         Current Mortgage Loan Principal Balances(1)
-----------------------------------------------------------------------------------------------------------------------------

                                                           Number of                             Aggregate         Percent of
           Range of Current Mortgage                        Mortgage                     Principal Balance           Mortgage
             Loan Principal Balance                            Loans                           Outstanding               Pool
-----------------------------------------------------------------------------------------------------------------------------
             $100,001  -   $150,000                               24                         $   3,199,989               2.59 %
             $150,001  -   $200,000                               19                             3,344,343               2.71
             $200,001  -   $250,000                              153                            34,533,285              27.93
             $250,001  -   $300,000                              100                            27,405,047              22.18
             $300,001  -   $350,000                               35                            11,331,073               9.17
             $350,001  -   $400,000                               30                            11,287,525               9.14
             $400,001  -   $450,000                               23                             9,659,719               7.82
             $450,001  -   $500,000                               11                             5,240,163               4.24
             $500,001  -   $550,000                               11                             5,776,569               4.68
             $550,001  -   $600,000                                9                             5,233,708               4.24
             $600,001  -   $650,000                                3                             1,925,567               1.56
             $650,001  -   $700,000                                2                             1,384,342               1.12
             $700,001  -   $750,000                                1                               742,200               0.60
             $750,001  -   $800,000                                1                               751,840               0.61
             $800,001  -   $850,000                                1                                834752               0.68
             $900,001  -   $950,000                                1                               901,734               0.73
							---------------			  ------------------------------------
                     Total                                       424                         $ 123,551,857             100.00%
							===============			  ====================================


(1) As of the Reference Date, the average current Mortgage Loan principal balance is expected to be $291,396.


                                                 Original Term to Maturity(1)
---------------------------------------------------------------------------------------------------------------------------------
                                                           Number of                             Aggregate         Percent of
                Original Term to                            Mortgage                     Principal Balance           Mortgage
                   Maturity                                    Loans                           Outstanding               Pool
---------------------------------------------------------------------------------------------------------------------------------
                      360                                        424                         $ 123,551,857             100.00 %
                                                     							---------------			          ---------------------------------------
                           Total                                 424                         $ 123,551,857             100.00 %
                                                     							===============			          =======================================



(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loan is expected to be approximately 340 months.

                                        State Distribution of Mortgage Properties(1)
-----------------------------------------------------------------------------------------------------------------------------
                                                   Number of                                  Aggregate           Percent of
                                                    Mortgage                          Principal Balance             Mortgage
                 State                                 Loans                                Outstanding                 Pool
-----------------------------------------------------------------------------------------------------------------------------
Arizona                                                    8                               $  2,563,453                 2.07    %
California                                               218                                 64,334,241                52.08
Colorado                                                  15                                  4,551,761                 3.68
Florida                                                   24                                  7,148,899                 5.79
Hawaii                                                    14                                  5,622,047                 4.55
Illinois                                                  12                                  3,076,990                 2.49
Nevada                                                    12                                  3,866,765                 3.13
New Jersey                                                12                                  3,044,852                 2.46
New York                                                  28                                  6,968,716                 5.64
Oregon                                                    14                                  3,413,875                 2.76
Utah                                                      16                                  4,777,286                 3.87
Other (1)                                                 51                                 14,182,972                11.48
						---------------				-----------------------------------------
                 Total                                   424                              $ 123,551,857               100.00    %
						===============				=========================================

(1) Other includes 21 other states, with under 2% concentration individually. No more than approximately 0.90% of the Mortgage Loans will be secured by Mortgaged Properties locatedin any one postal zip code area.


                                                  Purpose of Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------
                                                   Number of                                 Aggregate            Percent of
                                                    Mortgage                         Principal Balance              Mortgage
             Loan Purpose                              Loans                               Outstanding                  Pool
------------------------------------------------------------------------------------------------------------------------------
Purchase                                                 197                             $  54,149,599
Refinance (Rate or
   Term)                                                 122                                37,117,376                 30.04
Refinance (Cash-out)
                                                         105                                32,284,882                 26.13
						      -----------			----------------------------------------
          Total                                          424                             $ 123,551,857                100.00 %
						      ===========			========================================

                                               Documentation of Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------
                                                           Number of                             Aggregate         Percent of
                                                            Mortgage                     Principal Balance           Mortgage
                Type of Program                                Loans                           Outstanding               Pool
-------------------------------------------------------------------------------------------------------------------------------
Full                                                             141                         $  39,265,986              31.78 %
Alternative                                                       29                             7,227,953               5.85
Reduced                                                          251                            76,169,137              61.65
No Income/No Asset                                                 3                               888,780               0.72
                                                   						     ---------			                 -------------------------------------
                     Total                                       424                         $ 123,551,857             100.00 %
                                                  							     =========			                 =====================================


                                                 Type of Mortgaged Properties
------------------------------------------------------------------------------------------------------------------------------
                                                           Number of                             Aggregate         Percent of
                                                            Mortgage                     Principal Balance           Mortgage
                 Property Type                                 Loans                           Outstanding               Pool
------------------------------------------------------------------------------------------------------------------------------
Single Family                                                    353                           106,662,528              86.33 %
Low Rise Condominium                                              11                             3,061,541               2.48
2-4 Units                                                         44                             9,745,791               7.89
Planned Unit Development    (PUD)                                  4                             1,098,350               0.89
Co-op                                                              1                               277,856               0.22
High Rise Condominium                                             11                             2,705,792               2.19
							     -----------		  -------------------------------------
                           Total                                 424                         $ 123,551,857             100.00 %
							     ===========		  =====================================



                                                      Occupancy Types(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                           Number of                             Aggregate         Percent of
                                                            Mortgage                     Principal Balance           Mortgage
                 Occupancy Type                                Loans                           Outstanding               Pool
-------------------------------------------------------------------------------------------------------------------------------
Primary Home                                                   36653                           110,062,946              89.08 %
Investor                                                          37                             8,605,827               6.97
Second Home                                                       21                             4,883,083               3.95
							     ----------			-----------------------------------------
                           Total                                 424                         $ 123,551,857             100.00 %
							     ==========			=========================================


(1)  Based upon representation of the Mortgagors at the time of origination.


                                                     EXHIBIT 2

					INDEPENDENT NATIONAL MORTGAGE CORP.
               			     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-A


                         CURRENT PAYMENT INFORMATION


Class Information

Class            Beginning       Pass Thru         Principal         Interest            Total         Principal
Code     Name   Cert. Bal.          Rate           Dist. Amt.       Dist. Amt.           Dist.           Losses
  1738   A-1    50,462,386.73        7.000000%       1,859,418.04       294,363.92      2,153,781.96           0.00
 17339   A-2     9,006,220.76        7.000000%         250,306.61        52,547.95        302,854.56           0.00
  1740   A-3    10,427,662.26        7.000000%         750,919.83        60,828.03        811,747.86           0.00
  1741   A-4    23,460,000.00        7.000000%               0.00       136,791.67        136,791.67           0.00
  1742   A-5       402,000.00       NA                       0.00             0.00              0.00           0.00
  1743   A-6     9,259,000.00        7.000000%               0.00        54,010.83         54,010.83           0.00
  1744   A-7     7,337,000.00        7.000000%               0.00        42,799.17         42,799.17           0.00
  1745    X    126,423,385.43        1.419980%              NA          149,598.90        149,598.90           0.00
  1746   A-R            67.45        7.000000%               2.49             0.39              2.88           0.00
  1747   B-1     8,485,517.93        7.000000%           5,743.43        49,498.85         55,242.28           0.00
  1748   B-2     3,232,625.11        7.000000%           2,188.00        18,856.85         21,044.98           0.00
  1749   B-3     2,020,267.69        7.000000%           1,367.42        11,784.89         13,152.31           0.00
  1750   B-4       969,295.51        7.000000%             656.07         5,654.22          6,310.29           0.00
  1751   B-5       485,139.77        7.000000%             328.37         2,829.98          3,158.35           0.00
  1752   B-6       884,202.24        7.000000%             598.47         5,157.85          5,756.32           0.00

Totals         126,423,385.43        -               2,871,528.71       884,723.65      3,756,252.36           0.00


(table continued)

Class Information
                             Interest        Ending Cert./      Unpaid
Class Code       Name       Shortfalls       Notional Bal.     Interest
     1738         A-1          0.00       48,602,968.69        0.00
     17339        A-2          0.00       8,757,914.15        0.00
     1740         A-3          0.00       9,676,742.43        0.00
     1741         A-4          0.00      23,450,000.00        0.00
     1742         A-5          0.00         402,000.00        0.00
     1743         A-6          0.00       9,259,000.00        0.00
     1744         A-7          0.00       7,337,000.00        0.00
     1745          X           0.00     123,551,856.72        0.00
     1746         A-R          0.00              64.96        0.00
     1747         B-1          0.00       8,479,774.50        0.00
     1748         B-2          0.00       3,230,437.11        0.00
     1749         B-3          0.00       2,018,900.27        0.00
     1750         B-4          0.00         968,639.44        0.00
     1751         B-5          0.00         484,811.41        0.00
     1752         B-6          0.00         883,603.76        0.00

Totals                                0.00     123,551,856.72        0.00



                     Original Class Information                                               Factors per $1,000
Class Information
                         Original       Pass Thru          Cusip                   Principal       Interest        Ending
    Type      Name      Cert. Bal.         Rate           Numbers                    Dist.           Dist.       Cert. Bal.
Senior         A-1      74,819,000.00      7.000000% 126691-PZ1                      24.85221715    3.93434719   649.60730149
               A-2      12,287,000.00      7.000000% 126691-QA5                      20.37166180    4.27671152   712.77888395
               A-3      20,264,000.00      7.000000% 126691-QB3                      37.05684098    3.00177802   477.53367702
               A-4      23,450,000.00      7.000000% 126691-QC1                       0.00000000    5.83333333  1000.00000000
               A-5         402,000.00     NA         126691-QD9                       0.00000000    0.00000000  1000.00000000
               A-6       9,259,000.00      7.000000% 126691-QE7                       0.00000000    5.83333333  1000.00000000
               A-7       7,337,000.00      7.000000% 126691-QF4                       0.00000000    5.83333333  1000.00000000
                X      164,242,792.00      1.460000% 126691-QH0                       0.00000000    0.91083996   752.25131779
Residual       A-R             100.00      7.000000% 126691-QG2                      24.85278003    3.93443630   649.62201443
Subordinate    B-1       8,623,000.00      7.000000% 126691-QJ6                       0.66605887    5.74032872   983.39029352
               B-2       3,285,000.00      7.000000% 126691-QK3                       0.66605886    5.74032872   983.39029234
               B-3       2,053,000.00      7.000000% 126691-QL1                       0.66605886    5.74032872   983.39029248
               B-4         985,000.00      7.000000% N/A                              0.66605886    5.74032871   983.39029147
               B-5         493,000.00      7.000000% N/A                              0.66605886    5.74032864   983.39027920
               B-6         985,692.00      7.000000% N/A                              0.60715982    5.23271607   896.42988149

Totals                 164,242,792.00       -                                        17.48343824    5.38668172   752.251317793


                      COLLATERAL INFORMATION

Aggregate stated principal balance                               126,423,385.43
Aggregate prepayment amount                                        2,785,959.00
Aggregate liquidation proceeds                                             0.00
Aggregate Certificate information for the following distribution date


              Class              Aggregate     Aggregate       Aggregate
              Type               Percentages   Prepay. Pct.  Certificate Bal.
Senior                           86.996418%    100.000000%   107,485,690.23
Subordinate                      13.003582%      0.000000%    16,066,188.49

                         FEES & ADVANCES

Monthly master servicer fees due                         13,169.10
Monthly master servicer fees paid                         1,231.64
Monthly servicer fees paid                               26,578.05

Advances included in this distribution                   42,352.49
Aggregate Advances Outstanding                           55,522.25

                        OTHER INFORMATION

Available remittance amount                           3,756,252.36
Principal remittance amount                           2,871,526.71
interest remittance amount                              884,723.65

Guaranteed Distributions paid on Class A-                     0.00
Amount of withdrawal from Reserve Fund since prior distribution date

                     Class A-4                                 0.0

Amount remaining in Reserve Fund after Withdrawn Amounts for

                     Class A-4                                0.00




                             DELINQUENCY INFORMATION

Period                              Loan Count       Ending Stated Balance
1 mo.                                  13                    3,828,810.68
2 mos.                                  4                    1,149,010.33
3+MOS.                                  1                      219,687.92
In foreclosure                          7                    2,103,452.83

Totals                                 25                    7,300,961.74



                  TOTAL REO INFORMATION

Total Number of REO Properties                           4
Total Principal Balance of REO                1,012,595.02
Properties                                   Not Available
Total Market Value of REO Properties

                               NEW REO INFORMATION
(Mortgage Loans that became REO Properties during the preceding calendar month.)

     Loan Number                  Stated Principal Balance  Date of Acquisition
       #143069                                  218,945.77           NA
                                                         0                 0
                                                         0                 0

               LOSSES & INSURANCE COVERAGES

Net realized losses (this period)                     0.00
Cumulative losses (from Cut-Off)                 85,832.32
Bankruptcy Loss Coverage Amount                 125,000.00
Fraud Loss Coverage Amount                    4,927,284.00
Special Hazard Loss Coverage Amount           1,803,467.72